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                                   EXHIBIT 5
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                          GIBSON, DUNN & CRUTCHER LLP



                               November 15, 1996

(213) 229-7000
                                                                   C 00364-00009


AML Communications, Inc.
1000 Avenida Acaso
Camarillo, CA  93012


           Re: Post-Effective Amendment to No. 1 to Registration Statement on Form S-8

Gentlemen:


           We have acted as counsel to AML Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation of Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration for resale under the Securities Act of 1933 of 398,343 shares of Common Stock, $.01 par value (the "Shares"), of the Company (the "Common Stock") which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted pursuant to the Company's Stock Incentive Plan (the "Plan").

           We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

           We have examined, among other things, the Company's Certificate of Incorporation and Bylaws, the Plan and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards
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AML Communications, Inc.
November 15, 1996
Page 2



granted under the Plan. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plan and related agreements, will be legally issued, fully paid and non-assessable.

           The Company is incorporated under the laws of the State of Delaware. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

           We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                 Very truly yours,

                                 GIBSON, DUNN & CRUTCHER LLP

  PFZ/JMI